UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2021

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	GTLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed by Chart Industries, Inc., a Delaware corporation (the “Company”), on December 14, 2020, Chart Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Chart”), invested the amount of CAD $20 million in HTEC Hydrogen Technology and Energy Corporation (“HTEC”) in exchange for 15.6% of HTEC’s common stock on a fully-diluted basis (the “Original Investment”).

On September 7, 2021 (the “Closing Date”), Chart and HTEC consummated a new transaction as a follow-on to the Original Investment, pursuant to which Chart purchased an additional 9.4% of HTEC’s common stock from HTEC for a purchase price equal to CAD $24.33 per share (i.e., approximately CAD $63 million in the aggregate) (the “New Investment”), such that the aggregate number of shares of HTEC common stock now held by Chart following the consummation of the New Investment represents 25% of HTEC’s common stock on a fully-diluted basis.

Simultaneously with the consummation of the New Investment, certain affiliated funds managed by I Squared Capital (collectively, “ISQ”), an infrastructure-focused private equity firm, also purchased a portion of HTEC’s common stock from both HTEC and certain HTEC shareholders (other than Chart) such that the aggregate number of shares of HTEC common stock held by ISQ represents 35% of HTEC’s common stock on a fully-diluted basis (the “ISQ Investment” and, together with the New Investment, the “Investments”). The ISQ Investment was completed at the same purchase price of CAD $24.33 per share (i.e., approximately CAD $153 million in the aggregate).

In connection with the Investments, the Company and ISQ entered into a Co-Investment Agreement, dated as of the Closing Date (the “Co-Investment Agreement”), pursuant to which the Company and ISQ have agreed to the following (among other things, and assuming the consummation of the Investments):

•

In the following circumstances, ISQ shall have the right to sell to the Company all (and not less than all) of the shares of HTEC common stock acquired as part of the ISQ Investment and which are still held by ISQ at such time (the “Put Option”): (i) the third anniversary of the Closing Date, (ii) the date the Company undergoes a change of control (subject to certain exceptions), (iii) the date upon which the Company, during the period from the Closing Date through the third anniversary of the Closing Date, has made certain distributions to its shareholders (including cash or other dividends, or via a spin-off transaction), in excess of $900 million, (iv) the date, if any, upon which the Company’s leverage ratio exceeds certain thresholds, and (v) the date, if any, of a bankruptcy event (including certain insolvency-related actions) involving the Company. In the event of such a bankruptcy event, ISQ shall also have certain rights to be paid cash liquidated damages by the Company in lieu of ISQ exercising the Put Option, which shall be calculated as the difference between the ISQ Put Option Consideration (as defined below) and the then fair market value of the HTEC common stock (in the event such fair market value is less than the ISQ Put Option Consideration) then held by ISQ.

•

In the event that ISQ exercises its Put Option, the Company shall pay to ISQ an amount in cash (subject to a pro rata reduction in the event the Put Option is exercised prior to the third anniversary of the Closing Date) in exchange for the HTEC common stock then held by ISQ such that ISQ shall realize the greater of (i) an internal rate of return of 10% and (ii) a multiple on ISQ’s invested capital of 1.65x, in each case with respect to each share of HTEC common stock which is subject to the Put Option (the “ISQ Put Option Consideration”); provided, however, that in certain circumstances, the Company shall be permitted to pay all or some of such amount in the form of shares of the Company’s publicly traded common stock (up to 7% of the Company’s issued and outstanding common stock on a fully diluted basis following the payment of the ISQ Put Option Consideration with such shares).

•

Conversely, at any time from and after the third anniversary of the Closing Date, the Company shall have the right to purchase from ISQ up to 20% of the shares of HTEC common stock acquired as part of the ISQ Investment and which are still held by ISQ at such time (the “Call Option”). In the event that the Company exercises its Call Option, the Company shall pay to ISQ an amount in cash in exchange for such common stock such that ISQ shall realize the greater of (i) an internal rate of return of 12.5% and (ii) a multiple on ISQ’s invested capital of 1.65x, in each case with respect to each share of HTEC common stock which is subject to the Call Option.

•

In addition, the Company shall have (i) a right of first offer with respect to any shares of HTEC common stock acquired as part of the ISQ Investment that ISQ desires to transfer to any third party and (ii) a right of first refusal with respect to any such shares that ISQ has determined to sell to a third party pursuant to a definitive agreement therewith (provided that the purchase consideration paid by the Company to ISQ upon the Company’s exercise of such right of first refusal must be equal to 102% of the purchase consideration agreed to be paid by such third party).

•

In certain circumstances and subject to other requirements set forth in HTEC’s organizational documents and shareholder agreement, (i) following the 18-month anniversary of the Closing Date, to the extent requested by ISQ, the Company (and Chart) shall be required to consent to HTEC’s pursuit of an initial public offering (so long as the expected fair market value of the HTEC common stock at such time exceeds 3.5x the per share price set forth above for the Investments), and (ii) following the seven-year anniversary of the Closing Date, to the extent requested by ISQ, the Company (and Chart) shall be required to consent to a sale process (or similar process related to a liquidity event) of HTEC, and Chart shall be subject to certain customary drag-along rights with respect thereto.

The Co-Investment Agreement shall terminate automatically upon the consummation of an initial public offering by HTEC of its common stock.

The foregoing summary of the Co-Investment Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Co-Investment Agreement, a copy of which will be filed with the Company’s next quarterly report on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

On September 8, 2021, the Company issued a press release announcing the New Investment and the execution of the Co-Investment Agreement. A copy of Chart’s press release is furnished as Exhibit 99.1.

All information in the press release and investor presentation is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company, dated as of September 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

Date: September 8, 2021

	By:	/s/ Jillian C. Evanko
Name: Jillian C. Evanko
Title: President and Chief Executive Officer